UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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VERMILLION, INC.

(Name of Registrant as Specified In Its Charter)

György B. Bessenyei

Gregory V. Novak

Robert S. Goggin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 10, 2013, György B. Bessenyei, Gregory V. Novak and Robert S. Goggin (collectively, the “Participants”) issued a press release (the “Press Release”) describing a letter (the “Letter”) from the Participants to the board of directors of Vermillion, Inc. (“Vermillion”) and a complaint (the “Complaint”) filed by Mr. Bessenyei in the Delaware Chancery Court. A copy of the Press Release is attached hereto as Exhibit 1, a copy of the Letter to the board of directors of Vermillion is attached hereto as Exhibit 2 and a copy of the Complaint is attached hereto as Exhibit 3. The Press Release, the Letter and the Complaint are incorporated herein by reference.

*              *              *

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF VERMILLION TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARDS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF VERMILLION, FOR USE AT THE VERMILLION 2012 ANNUAL MEETING OF STOCKHOLDERS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS AT ITS TOLL-FREE NUMBER (877) 796-5274 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

IMPORTANT INFORMATION RELATING TO THE ABOVE-NAMED PARTICIPANTS IN THIS PROXY SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN VERMILLION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT, AS AMENDED, FILED BY THE PARTICIPANTS WITH THE SEC, AS WELL AS IN PRIOR FILINGS BY THE PARTICIPANTS PURSUANT TO RULE 14A-12, ON FEBRUARY 29, 2012, APRIL 20, 2012, MAY 4, 2012, MAY 8, 2012, MAY 21, 2012, MAY 23, 2012, OCTOBER 16, 2012, OCTOBER 22, 2012, NOVEMBER 13, 2012 AND NOVEMBER 16, 2012 WHICH DOCUMENTS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT WILL BE AVAILABLE TO STOCKHOLDERS OF VERMILLION AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS AT ITS TOLL-FREE NUMBER (877) 796-5274 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

EXHIBIT 1

Vermillion’s Board Wrongfully Continues to Delay Annual Stockholder Meeting To Circumvent Stockholder
Vote, Triggering NASDAQ Delisting Notice

-	Vermillion’s Board’s continued inaction in failing to set a date for its 2012 annual meeting of stockholders shows that it prefers the risk of delisting from NASDAQ rather than loosening the grip on its entrenched leadership by allowing the stockholders to vote for change

-	Bessenyei files a complaint in the Delaware Chancery Court to have the Annual Stockholder Meeting called as soon as possible

January 10, 2013

George Bessenyei, Gregory V. Novak, and Robert S. Goggin (the "Concerned Vermillion Stockholders" or “Group”) commented today on the inexcusable delay by the Vermillion Inc. (the “Company”) Board in calling the 2012 Annual Stockholder meeting (the “2012 Annual Meeting”).

The Group nominated Robert S. Goggin as Director Nominee for the 2012 Annual Meeting almost a year ago, on February 15, 2012. The last Annual Stockholder Meeting was held on June 6, 2011, more than 18 months ago. Yet, as of today, the Company has not announced the date for its 2012 Annual Stockholder Meeting.

According to George Bessenyei, “One must ask what the Company is so afraid of – of course the logical answer is that the Company knows that disenfranchised stockholders will vote for a change in leadership, electing Mr. Goggin to the vacant seat.”

The Concerned Vermillion Stockholders have been vigilant in representing the interests of the Vermillion stockholders in holding the 2012 Annual Meeting promptly, and have taken steps to encourage the Company’s Board to set a date for the meeting to take place as required by law and the Company’s Bylaws. On December 26, 2012 Group member Bessenyei sent a letter to the Company, calling to the Board’s attention its intentional violation of relevant laws and rules and the Company’s Bylaws governing annual stockholder meetings. A copy of the letter is attached to today’s SEC filing.

Shortly thereafter, on January 3, 2012, NASDAQ sent the Company a "Delisting Notice" notifying the Company that it is not in compliance with NASDAQ's Listing Rule 5620(a), which requires the Company to hold an annual meeting of stockholders no later than one year after the end of the Company's fiscal year-end. Rather than simply call the Annual Stockholder Meeting as required by NASDAQ, the Company’s Bylaws and applicable provisions of Delaware law, the Company on January 7, 2013 gave notice that it intends to appeal the NASDAQ’s determination, further demonstrating, in the Group’s opinion, that its true goal is to avoid giving the stockholders a voice at all costs.

In order to force the Company to abide by its own Bylaws and the requirements of Delaware law, as well as to avoid a NASDAQ delisting process, on January 9, 2013, Bessenyei filed a complaint in the Delaware Chancery Court (“Court”), asking the Court to order the Company to call and hold an annual meeting of stockholders at the earliest practicable date. A copy of the complaint is attached to today’s SEC filing.

Robert S. Goggin, stockholder Director Nominee concluded: “The current situation again exemplifies why we need change at the Board level. When a Board regularly disregards stockholders’ rights, the market punishes all its stockholders with a low valuation. I believe that long-term investors are hesitant to invest in Vermillion, when directors are fighting off stockholders with frequent bylaw changes and other questionable methods. The recent delisting notice from NASDAQ demonstrates how desperate the Board has become when trying to avoid the long overdue change. As a newly elected Director, I will relentlessly push for change in the Board’s attitude.”

THE PARTICIPANTS IN THE GROUP’S SOLICITATION OF PROXIES CONSIST OF ONLY MR. BESSENYEI, MR. NOVAK AND MR. GOGGIN (THE MEMBERS OF THE GROUP) AT THIS TIME. THE GROUP TODAY HAS FILED SOLICITING MATERIALS, INCLUDING THIS PRESS RELEASE, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON SCHEDULE 14A PURSUANT TO RULE 14a-12 OF THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STOCKHOLDERS OF VERMILLION CAN OBTAIN COPIES OF THIS FILING, AS WELL AS PRIOR FILINGS BY THE GROUP PURSUANT TO RULE 14a-12, WHICH TOGETHER CONTAIN THE REQUIRED INFORMATION UNDER SUCH RULE REGARDING THE IDENTITY AND BACKGROUND OF THE MEMBERS OF THE GROUP, AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS AND OTHERWISE, AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY MEMBERS OF THE GROUP FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF VERMILLION, INC AND ALSO WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Stockholders please contact Okapi Partners LLC

Patrick McHugh / Geoff Sorbello

(212) 297-0720

Concerned Vermillion Stockholders

T: 561-444-8180

Email: concerned_vrml@googlegroups.com

EXHIBIT 2

György B. Bessenyei

Schulhausstrasse 11

Walchwil, Switzerland

December 26, 2012

Vermillion, Inc.

12117 Bee Caves Road, Building Three

Suite 100

Austin, TX 78738

Attention: Corporate Secretary

Demand to Schedule the 2012 Annual Meeting of Stockholders

Dear Sir or Madam:

As of today, Vermillion, Inc. (the “Company”) has yet to announce the date for its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”), nor has the Company set a valid record date for stockholders entitled to vote at the 2012 Annual Meeting.

The last annual meeting of the Company’s stockholders was held on June 6, 2011. Section 211(b) of the Delaware General Corporation Law (the “DGCL”) requires that the Company hold an annual meeting of stockholders. Furthermore, Section 2.2 of the Company’s By-laws also requires the Company to hold an annual meeting of its stockholders at a date designated by the board of directors. As per Section 2.2 of the By-laws, “In the absence of such designation, the annual meeting of stockholders shall be held on the Second Tuesday of May in each year at 10:00 a.m.” As you are aware, the Company did not hold the 2012 Annual Meeting on that date. Furthermore, the Company did not hold the 2012 Annual Meeting on the one year anniversary of that date (June 6, 2012) or within 13 months of such date (by July 6, 2012) as is required by DGCL Section 211(c).

On June 6, 2012, the Company, in the context of a litigation to which I and Robert Goggin were plaintiffs and the Company and its directors were defendants (the “Delaware Complaint”), entered into a scheduling order (the “Order”) pursuant to which the Company agreed to hold the 2012 Annual Meeting 21 days after the decision of the Delaware Court of Chancery relating to the Delaware Complaint. On November 16, 2012, the Delaware Court of Chancery dismissed the Delaware Complaint. Still, no date was designated by the Company’s board of directors for the 2012 Annual Meeting.

We are now more than 21 days following dismissal of the Delaware Complaint, and more than 18 months have expired since the Company’s last annual meeting of stockholders. Even if you exclude the time between the first anniversary of the last annual meeting and the date of dismissal of the Delaware Complaint (which we believe would be inappropriate and contrary to the express provisions of both Section 2.2 of the Company’s By-laws and, more importantly, DGCL Section 2.11), more than 13 months have passed. Indeed, by January 6, 2013, 13 months will have passed beyond the 21 days after the Delaware Complaint was dismissed and the Company, pursuant to the Order, was required to call and hold the 2012 Annual Meeting. Because Section 2.4 of the Company’s By-laws requires a minimum of 10 days notice prior to holding a meeting of the Company’s stockholders, and no notice has been issued by the Company as of today, it is not possible to meet even an unjustifiable and unlawfully extended deadline of January 6, 2013 for the 2012 Annual Meeting.

The failure of the Company and its board of directors to follow its own By-laws, the DGCL, and the Order is a very serious matter and clearly demonstrates a disregard not only for applicable legal mandates, but also the rights of the Company’s stockholders and the fiduciary duties of the Company’s directors. We believe that there is no “business judgment rule” protection for the Company’s directors when they completely abdicate the legal responsibilities and requirements imposed by the DGCL and the Bylaws, and indeed, the failure to schedule the 2012 Annual Meeting under these circumstances represents a blatant violation of the Company’s directors’ duties of good faith, for which the Company’s directors may be held personally liable and without any ability of the Company to indemnify them against such liabilities. Furthermore, should a stockholder or stockholders of the Company petition the Delaware Court of Chancery pursuant to DGCL Section 211(c), there is no doubt that not only would the Company be ordered to hold the 2012 Annual Meeting promptly thereafter, but also the Company would be required to pay the plaintiffs their costs and fees of such litigation.

As a record holder of shares of the Company’s common stock, I hereby demand that the Company’s board of directors immediately designate a date and time for the 2012 Annual Meeting and a record date for determining the stockholders entitled to vote as such meeting as soon as possible and in no event should the date for the 2012 Annual Meeting be after January 31, 2013. If the Company does not announce the date for the 2012 Annual Meeting by January 4, 2013, I will consider that the demand set forth in this letter to have been rejected and will take such legal action as I deem appropriate.

Very truly yours,

/s/ György B. Bessenyei

György B. Bessenyei

Cc:	Eric Simonson, Blank Rome LLP
Gregory V. Novak
Robert S. Goggin
Robert Claassen, Paul Hastings
Bruce A. Huebner, Interim CEO, Vermillion

EXHIBIT 3

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

GYÖRGY B. BESSENYEI,	:	
Plaintiff,	:	
v.	:	
VERMILLION, INC., BRUCE A. HUEBNER, WILLIAM C. WALLEN, PH.D., JAMES S. BURNS, PETER S. RODDY, CARL SEVERINGHAUS and JOHN F. HAMILTON,	:	C.A. No. _______________
Defendants.	:	

VERIFIED COMPLAINT

Plaintiff György B. Bessenyei, by and through his undersigned counsel, hereby bring this action, pursuant to 8 *Del. C.* § 211, against Vermillion, Inc. ("Vermillion" or the "Company"), Bruce A. Huebner, William C. Wallen, Ph.D, James S. Burns, Peter S. Roddy, Carl Severinghaus and John F. Hamilton (collectively "Defendants"), and allege as follows:

NATURE OF THE ACTION

1. This action seeks an order pursuant to Section 211 of the General Corporation Law ("Section 211") summarily directing an annual meeting of stockholders of defendant Vermillion, Inc. ("Vermillion" or the "Company") to be held at the earliest practicable date. More than eighteen months have passed since the Company held an annual meeting of stockholders and the Company received a delisting notice from NASDAQ for failure to hold an annual meeting. Accordingly, Plaintiff is entitled to an order summarily compelling the Company to hold an annual meeting as required under Section 211.

JURISDICTION

2. This Court has jurisdiction over this matter pursuant to 10 *Del. C.* § 341, because the primary relief sought is equitable, and 8 *Del. C.* § 211.

3. This Court has personal jurisdiction over Defendant Vermillion, Inc., as it is an entity organized under the laws of the State of Delaware.

4. This Court has personal jurisdiction over each of the Director Defendants, defined below, because the claims asserted against each are based on actions taken by the Director Defendants in their capacity as directors of a Delaware corporation.

PARTIES

5. Plaintiff György B. Bessenyei is a Hungarian citizen not residing in the United States and a stockholder of record of Vermillion, Inc. stock.

6. Defendant Vermillion, Inc. ("Vermillion") is a Delaware corporation, with its principle place of business in Austin, Texas.

The Director Defendants

7. Defendant Bruce A. Huebner is a Class I Director of Vermillion and has served in that capacity since May 2011.

8. Defendant William C. Wallen, Ph.D., is a Class I Director of Vermillion and has served in that capacity since February 2010.

9. Defendant James S. Burns is a Class II Director of Vermillion and has served in that capacity since June 2005. He has served as Chairman of the Board since September 29, 2011.

10. Defendant Peter S. Roddy is a Class II Director of Vermillion and has served in that capacity since February 2010.

11. Defendant Carl Severinghaus is a Class II Director of Vermillion and has served in that capacity since March 3, 2010.

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12. Defendant John F. Hamilton is a Class III Director of Vermillion and has served in that capacity since April 2008.

FACTS

13. Vermillion is a molecular diagnostics company and a publicly traded Delaware corporation.

14. The Company's bylaws state that "[t]he annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the second Tuesday of May . . . ." Art. II, Section 2.2.

15. Vermillion's Board of Directors (the "Board") is made up of three separate classes of directors, each of which has staggered three-year terms. Before May 15, 2012, there were seven director seats on the Board in total: two Class I directors, three Class II directors, and two Class III directors.

16. On February 15, 2012, the Plaintiff nominated a slate of candidates to fill the two open seats, initiating a proxy contest.

17. On May 15, 2012, the Director Defendants amended Vermillion's bylaws to reduce the size of the Board from seven to six members.

18. On May 25, 2012, Bessenyei and Robert S. Goggin, III filed an action in this Court for, *inter alia*, breach of fiduciary duty related to the reduction of the Company's board of directors (the "Goggin Action"). C.A. No. 7572-VCN.

19. The Court granted expedited treatment of the Goggin Action and further ordered that "[t] he Company shall not hold its annual meeting until at least 21 calendar days after the Court's ruling on the Plaintiffs' request for relief on the merits, except as the parties may

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otherwise agree or unless otherwise Ordered by the Court." Scheduling Order, C.A. No. 7572-VCN, June 6, 2012, Transaction ID 44650739.

20. On November 16, 2012, the Court dismissed the Goggin Action due to improper notarization of the corporate shareholder's signature. *Bessenyei v. Vermillion, Inc.*, 2012 Del. Ch. LEXIS 264 (Del. Ch. Nov. 16, 2012).

21. On or about November 19, 2012, the Company issued a press release stating, "With the suit now dismissed with prejudice, which disallows its re-filing, Vermillion can move forward with the company's annual meeting. The meeting had been delayed due to the Bessenyei and Goggin lawsuit, which prohibited the company from holding a meeting until the matter was resolved. The company will provide further details regarding the annual meeting once a meeting and record date is set by the board of directors. The company will propose one director for the single seat up for election." *See* http://phx.corporate-ir.net/phoenix.zhtml?c=121814&p=irol-newsArticle&ID=1760123&highlight.

22. On or about November 27, 2012, Vermillion again issued another press release stating that it was ready to set a shareholder meeting, specifically stating, "Given the recent Delaware court's dismissal of the dissident shareholder suit and admonishment of the plaintiffs, Vermillion can now set a shareholder meeting date, elect a new director…." *See* http://phx.corporate-ir.net/phoenix.zhtml?c=121814&p=irol-newsArticle&ID=1762010&highlight. Despite these public statements, to date, no annual meeting has yet been announced or scheduled.

23. On or about December 10, 2012, Bessenyei and Goggin filed an appeal to the Supreme Court of Delaware seeking to overturn the Court of Chancery's November 16, 2012 dismissal of the Goggin Action. The Goggin Action, however, is wholly unrelated to the current

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action and cannot be a basis for any further delay of an already well-overdue annual meeting. Additionally, the Company has not requested any stay in connection with the pending appeal.

24. On or about January 3, 2013, the Company received a letter from NASDAQ Stock Market LLC, notifying the Company that it was not in compliance with the NASDAQ listing rules for, *inter alia*, failing to hold an annual shareholder meeting. The letter also stated that, unless the Company complied with the rules or filed an appeal, trading of the Company's stock would be suspended on January 14, 2013 and that the stock would be delisted.

25. On or about January 7, 2013, the Company filed a Form 8-K, stating, "The annual meeting was delayed due to a lawsuit brought against the Company and its board of directors by dissident stockholders, Gyorgy B. Bessenyei and Robert S. Goggin, III, which prohibited the Company from holding a meeting until the matter was resolved. As previously announced by the Company, the case was dismissed with prejudice on November 16, 2012. The Company is actively completing plans for the annual meeting and will provide further details once a meeting and record date is set by the board of directors. "

26. The Company's last annual meeting for the election of directors was held in June of 2011. The Company has not held an annual meeting of stockholders, nor have the stockholders acted by written consent to elect directors in lieu of an annual meeting, for more than eighteen months.

27. Despite having continuously stated that a shareholder meeting could be set, almost two months have passed since the Court ruled on the motion to dismiss the Goggin Action and the Company still has not set a date for the annual meeting.

COUNT I

28. The allegations of the above-stated paragraphs are incorporated herein by

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reference.

29. The Company has not held an annual meeting of stockholders for the election of directors during the last 13 months.

30. No action has been taken by written consent in lieu of an annual meeting within the last thirteen months to elect directors in accordance with Section 211.

31. As of the date of the filing of this complaint, the Company has not designated a date for the holding of an annual meeting of stockholders.

32. Pursuant to Section 211, if the Company fails to hold an annual meeting or if the stockholders do not act by written consent to elect directors in lieu of an annual meeting for a period of 13 months "after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director."

33. Plaintiff has no adequate remedy at law.

WHEREFORE, Plaintiff respectfully requests that this Court enter an order pursuant to Section 211:

b. Designating the time and place of the annual meeting, setting a prompt record date for the determination of the stockholders of the Company entitled to vote at the annual meeting, approving the form of notice of the annual meeting, and ordering that "[t]he shares of stock represented at such meeting, either in person or by proxy, and entitled to vote

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thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the certificate of incorporation or bylaws to the contrary.";

c. Awarding Plaintiff his costs and expenses, including attorneys' fees, in connection with this action; and

d. Granting Plaintiff such other and further relief as the Court deems just and proper.

BLANK ROME LLP

By: _/s/ Alisa E. Moen_
Alisa Moen (DE #4088)
1201 North Market Street
Suite 800
Wilmington, DE 10901
(302) 425-6400

Attorneys for György B. Bessenyei

Dated: January 9, 2013

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